UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 23, 2014
(Date of earliest event reported)

Legend Oil and Gas, Ltd.
(Exact Name of Registrant as Specified in Charter)

Colorado (State or Other Jurisdiction of Incorporation)	000-49752 (Commission File Number)	84-1570556 (IRS Employer Identification No.)

1218 Third Avenue, Suite 505 Seattle, Washington (Address of Principal Executive Offices)	98101 (Zip Code)

(206) 910-2687
(Registrant’s telephone number, including area code)

______________________________________________
(Former Name, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into A Material Definitive Agreement

On January 23, 2014, Legend Oil & Gas, Ltd., (the “Company”) entered into, and its Board of Directors approved, an Agreement and Plan of Merger with New Western Energy Corporation, a Nevada corporation (“New Western”) and New Western Energy Merger Corporation, a Nevada corporation (“New Western Merger Sub”) to consummate a business combination, whereby, (i) the Company will merge with and into New Western Energy Merger Corporation, (ii) each outstanding share of common stock of the Company will be converted into the right to receive 1 share of New Western common stock for every 3 shares common stock of the Company and (iii) New Western Merger Sub will be the surviving entity.

Item 9.01                      Exhibits

Exhibits 2.01                  Agreement and Plan of Merger with New Western Energy Corporation New Western Energy Merger Corporation and the Company, dated January 23, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 24, 2014

LEGEND OIL AND GAS LTD.

By:    /s/ James Vandeberg
  James Vandeberg, Vice President